Registration No. 333-564


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FINISHMASTER, INC.
             (Exact name of registrant as specified in its charter)

-------------------------------------------- -----------------------------------
                  Indiana                                 38-2252096
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization                  Identification No.)
-------------------------------------------- -----------------------------------

                          54 Monument Circle, Suite 800
                           Indianapolis, Indiana 46204
               (address of Principal Executive Offices) (Zip Code)

                      FINISHMASTER, INC. STOCK OPTION PLAN
                              (Full title of plan)

                               FinishMaster, Inc.
                          54 Monument Circle, Suite 800
                           Indianapolis, Indiana 46204
                     (Name and address of agent for service)

                                  317-237-3678
         (Telephone number, including area code, of agent for service.)

                          Deregistration of Securities

     On January 23, 1996, FinishMaster, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-564) (the "Registration Statement") registering 600,000 shares of
FinishMaster, Inc. Common Stock, no par value, to be issued to participants under the FinishMaster, Inc. Stock Option Plan (the "Plan"). There are 141,984 unissued shares remaining under the Plan which were registered on Registration Statement No. 333-564.


     Pursuant to the undertaking contained in the Registration Statement, FinishMaster, Inc. is filing this Post-effective Amendment to deregister the securities that were registered under the Registration Statement and remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and the State of Indiana, on this day of July 7, 2003.

Dated:    July 7, 2003.                    /s/ Robert R. Millard
                                           -------------------------------------
                                           Robert R.  Millard,
                                           Senior Vice  President,  Secretary,
                                           Treasurer & Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature                              Title                             Date
    Principal Executive Officer:

    /s/ Andre B. Lacy
    ------------------------------------      Chairman, Chief Executive                July 7, 2003
    Andre B. Lacy                                 Officer & Director

    Principal Financial and Accounting Officer:

    /s/ Robert R. Millard
    ------------------------------------    Sr. Vice President, Secretary,             July 7, 2003
    Robert R. Millard                        Treasurer & Chief Financial
                                                       Officer

    A Majority of the Board of Directors:
                                                       Director                        July 7, 2003
    /s/ Andre B. Lacy
    ------------------------------------
    Andre B. Lacy
                                                       Director                        July 7, 2003
    /s/ Thomas U. Young
    ------------------------------------
    Thomas U. Young
                                                       Director                        July 7, 2003
    /s/ Peter L. Frechette
    ------------------------------------
    Peter L. Frechette
                                                       Director                        July 7, 2003
    /s/ Michael L. Smith
    ------------------------------------
    Michael L. Smith
                                                       Director                        July 7, 2003
    /s/ Walter S. Wiseman
    ------------------------------------
    Walter S. Wiseman
                                                       Director                        ______, 2003
    ------------------------------------
    David W. Knall
                                                       Director                        July 7, 2003
    /s/ J. A. Lacy
    ------------------------------------
    J.A. Lacy

